As filed with the Securities and Exchange Commission on June 6, 2006

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ATLANTIC SOUTHERN FINANCIAL GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	6022	20-2118147
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4077 Forsyth Road

Macon, Georgia  31210

(478) 757-8181

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark A. Stevens

President and Chief Executive Officer

Atlantic Southern Financial Group

4077 Forsyth Road

Macon, Georgia  31210

(478) 757-8181

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

M. Todd Wade, Esq.

Beth Lanier, Esq.

Powell Goldstein LLP

One Atlantic Center, Fourteenth Floor

1201 West Peachtree Street, NW

Atlanta, Georgia 30309-3488

(404) 572-6600

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-131155

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $5.00 par value	$1,000,000	$107

(1)          Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Incorporation by Reference of Registration Statement on Form S-1, Registration No. 333-131155

Atlantic Southern Financial Group, Inc. (the “Company”) hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (Registration No. 333-131155) declared effective on May 5, 2006 by the Securities and Exchange Commission (the “Commission”), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Macon, State of Georgia, on June 6, 2006

ATLANTIC SOUTHERN FINANCIAL GROUP

By:	/s/ Mark A. Stevens
Mark A. Stevens
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities stated and on the 6th day of June, 2006.

Signature	Capacity
President, Chief Executive
Officer and Director
/s/ Mark A. Stevens	(Principal Executive Officer)
Mark A. Stevens

Chief Financial Officer
(Principal Financial and
/s/ Carol W. Soto	Accounting Officer)
Carol W. Soto

*	Chairman of the Board
William A. Fickling, III

*	Director
Raymond Odell Ballard, Jr.

Director
Peter R. Cates

*	Director
Carolyn Crayton

Director
James Douglas Dunwody

*	Director
Carl E. Hofstadter

*	Director
Dr. Laudis H. Lanford

*	Director
J. Russell Lipford, Jr.

*	Director
Thomas J. McMichael

*	Director
Tyler Rauls, Jr.

*	Director
Dr. Hugh F. Smisson, III

*	Director
George Waters, Jr.

* By:	/s/ Mark A. Stevens
Mark A. Stevens
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit
Number	Description

5.2	Opinion of Powell Goldstein, LLP

23.1	Consent of Thigpen Jones Seaton & Co., P.C.